Exhibit 10.35

SECURED INSTALLMENT PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, Mangoceuticals, Inc., a Texas incorporation, doing business as MangoRX at 15110 Dallas Parkway, Suite 600, Dallas, TX 75248 (referred to as the “Debtor” or the “Company”), promises to pay to the order of BPI Equipment, Inc., an Indiana corporation, (referred to as the “Holder”), the principal amount of Seventy- Eight Thousand Two Hundred and Six ty Dollars ($78,260.00) at 12655 Sandy Drive, Granger, Indiana 46530 (or at such other place or account specified by the Holder at any time in writing), together with interest thereon calculated hereunder in accordance with the terms contained in this Secured Installment Promissory Note (the “Note”).

This Note is issued in connection with the sale of equipment by Holder to Debtor pursuant to an equipment purchase agreement dated November 4, 2022 (“Purchase Agreement”), attached. This Note shall be secured by all the equipment purchased by Debtor from Holder.

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement. For purposes of this Note, the following capitalized terms have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or a legal holiday under the laws of the State of Indiana.

“Change of Control” means (a) a sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Company’s assets, property or business, on a consolidated basis, in one transaction or a series of related transactions; (b) a merger or consolidation of the Company with or into any other entity (other than a wholly-owned subsidiary of the Company), or any other transaction or series of related transactions which, directly or indirectly, would cause the holder of the Company securities immediately prior to such transaction(s) to own or control less than fifty percent (50%) of the outstanding securities and less than fifty percent (50%) of the voting power of Company after effecting such transaction(s).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

2. Interest and Payment.

2.1 This Note shall bear no interest for as long as the Debtor is current in installment payment schedule (as defined in Section 2.2), provided however, that from the occurrence of an Event of Default (as defined in Section 6 hereof) and during the continuation thereof, the unpaid principal amount of this Note, and, to the furthest extent permitted by applicable law, overdue interest on this Note, shall bear interest at a rate of 10 percent (10.0%) per annum, subject to all legal limits.

2.2 This Note shall be amortized over a period of five (5) months with monthly payments of principal and interest to be paid as follows:

(a)	A payment of $5,000 to be paid no later than January 1, 2023;

(b)	A payment of $5,000 to be paid no later than February 1, 2023;

(c)	A payment of $5,000 to be paid no later than March 1, 2023;

(d)	A payment of $31,630 to be paid no later than April 1, 2023;

(e)	The outstanding balance, along with all accrued interest, if any, and remaining principal to be paid no later than May 1, 2023;

Debtor shall be assessed a late fee of Four Hundred Ninety-five Dollars ($495.00) for each and every monthly installment payment received by the Holder more than ten (10) days after its respective due date. The late fee shall be included in the next monthly installment payment.

2.3 Debtor may prepay the principal amount of this Note, in whole or in part (together with all interest accrued and unpaid hereunder), at any time and from time to time, without premium or penalty.

2.4 Notwithstanding anything to the contrary contained herein, if a Change of Control occurs, then concurrent with the consummation of such Change of Control, without the requirement or necessity of any demand (written or otherwise) to any Person, Debtor shall prepay this Note in full in an amount equal to the then outstanding principal amount of this Note (together with all interest accrued and unpaid hereunder, and any and all other costs, expenses and fees evidenced hereby, if any).

2.5 All payments of principal and interest on this Note shall be paid to Holder in immediately available funds, made in lawful money of the United States of America, at 12655 Sandy Drive, Granger, Indiana 46530. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note.

3. Representations and Warranties. Debtor hereby represents and warrants to the Holder, which representations and warranties shall survive the execution and delivery of this Note and until such date as all of the amounts owing to the Holder under this Note have been repaid in full (collectively, the “Obligations”), that:

3.1 This Note is the legal, valid and binding obligation of Debtor and is enforceable against Debtor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights and remedies generally.

2

4. Affirmative Covenants. Debtor covenants that, as long as any of the Obligations remain unpaid, Debtor shall comply with the following provisions:

4.1 Debtor shall preserve and keep in full force and effect the Company’s existence, and maintain all of the Company’s properties and assets used or useful in the conduct of its business in good condition, repair and working order and cause to be made all necessary repairs, renewals, replacements, and improvements thereof, all as in the judgment of such entity may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

4.2 The Company shall maintain with financially sound and reputable insurance companies, insurance of the kinds, covering the risks, and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company in a minimum amount equal to the unpaid balance of this Note (both principal and interest).

4.3 The Company shall pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments, and other governmental charges imposed upon such entity and its property; provided, however, that any such tax, assessment, or charge need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such entity shall have set aside on its books adequate reserves with respect thereto.

4.4 The Company shall comply in all material respects with (i) all laws and regulations applicable to it, (ii) the provisions of its certificate of organization, certificate of formation, bylaws, and limited liability company agreement, respectively, (iii) all material agreements and instruments by which it or any of its properties may be bound, and (iv) all applicable decrees, orders, and judgments.

4.5 Debtor shall promptly give notice to the Holder of any litigation, investigations, or any administrative proceeding to which Debtor or the Company may hereafter become a party or are subject that, after giving effect to applicable insurance, would reasonably be likely to result in any material adverse change in the business, assets, or financial condition of Debtor or the Company. Forthwith upon any senior officer of the Company obtaining knowledge of any Event of Default hereunder, or any material adverse change in the business, assets or financial condition of the Company, the Company shall furnish to Holder a written notice specifying the nature and period of existence thereof and what action the Company, as applicable, has taken, is taking or proposes to take with respect thereto.

4.6 The Holder, or any Person designated by the Holder in writing from time to time as the Holder’s representative, shall have the right: (a) from time to time hereafter, to visit at the place or places of business (or any other place where the books and records of the Company are kept or located) of the Company during ordinary business hours and, prior to any Event of Default, upon reasonable advance notice (and after any Event of Default, at any time without the requirement of any advance notice), (i) to inspect, audit, examine, check and make copies of and extracts from the Company’s books, records, journals, orders, receipts and any correspondence and other data relating to its respective business, operations, and property, and (ii) to discuss the affairs, finances and business of the Company with any of its senior officers.

3

4.7 The Company shall keep all equipment purchased from Holder at Epiq Scripts, LLC located at 465 W. President George Hwy, Suite 240, Richardson, TX 75080.

5. Negative Covenants. Debtor covenants that, as long as any of the Obligations remain unpaid, Debtor shall comply with the following provisions:

5.1 Except in the normal course of business, the Company shall not create, incur, assume, guarantee, or be or remain liable, contingently or otherwise, with respect to any indebtedness, including, without limitation, indebtedness for borrowed money, contingent liabilities, or capitalized lease obligations (“Indebtedness”), without prior written consent of Holder, which consent shall not unreasonably be withheld or delayed.:

5.2 The Company shall not without the prior written consent of Holder, create, incur, or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction, or other security interest of any kind (“Liens”) upon any of the equipment purchased from Holder whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority of payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge, or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse.

5.3 Debtor shall not directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount or sell with recourse, agree (contingently or otherwise) to purchase, repurchase, or otherwise acquire or supply or advance funds (whether by way of loan, equity purchase, capital contribution, or otherwise) in respect of, or become, or be or remain liable with respect to, directly or indirectly, any indebtedness, obligation, liability, or dividend of any other Person.

5.4 Debtor shall not enter into any agreement having the effect of limiting or restricting its right to make payments of principal and interest under this Note, or perform any other obligation imposed on it hereby.

5.5 Debtor shall not be a party to any merger, consolidation, or exchange of equity, or purchase or otherwise acquire all or substantially all of the assets or equity of any class of, or any other evidence of an equity interest in, or any corporate, partnership, limited liability company, or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets or property, or sell or assign, with or without recourse, any material amount of receivables, without the prior written consent of Holder,

4

5.6 Without the prior written consent of the Holder, the Company shall not purchase or redeem any of the equity of the Company, or any options or warrants with respect thereto, or set aside any funds for any such purpose.

6. Events of Default.

6.1 Any of the following events shall be deemed to be an “Event of Default” hereunder:

(a) Debtor shall fail to make any payment of principal hereunder as the same shall become due or be declared due, whether at scheduled maturity or by acceleration or otherwise, or Debtor shall fail to make any payment of interest or any cost or expense (including, without limitation, reasonable attorneys’ fees) on or pursuant to this Note as the same shall become due or be declared due, whether at scheduled maturity or by acceleration or otherwise, and such failure to pay such interest, costs or expenses continues for three (3) calendar days after such due date;

(b) Debtor fails or neglects to perform, keep or observe any of the covenants or agreements contained in this Note and such failure or neglect shall not be cured within the applicable period set forth in the applicable provision; provided that, with respect to the covenants set forth in Article V and Sections 6.1 (e), (j), or (k), there shall be five (5) calendar day cure period;

(c) any representation or warranty heretofore, now or hereafter made by Debtor in connection with this Note is untrue, misleading or incorrect in any material respect, or any written statement or report, financial statement or other data, written notice, or any other writing furnished at any time by Debtor to the Holder is untrue, misleading or incorrect in any respect, on the date as of which the facts set forth therein are stated or certified;

(d) a judgment, decree or order requiring payment in excess of Twenty-five Thousand Dollars ($25,000) shall be rendered against Debtor or Guarantors and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution, provided that this clause (d) shall not apply to any judgment for which Debtor or Guarantors are fully insured and with respect to which the insurer has admitted liability;

(e) a notice of Lien, levy or assessment is filed or recorded with respect to any of the assets of Debtor, by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or any taxes or debts owing at any time or times hereafter to any one or more of them become a Lien, upon any of the assets of Debtor, provided that this clause (e) shall not apply to any Liens, levies, or assessments which a Company is contesting in good faith and has established appropriate reserves or which relate to current taxes not yet due and payable;

5

(f) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against Debtor or Guarantors, and such proceeding is not dismissed within sixty (60) days of the date of its filing, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by Debtor, or Debtor makes an assignment for the benefit of creditors, or Debtor or Guarantors take any action to authorize any of the foregoing;

(g) The Company voluntarily or involuntarily dissolves or is dissolved, or its existence terminates or is terminated;

(h) Debtor becomes insolvent or Debtor fails generally to pay its debts as they become due;

(i) Debtor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs;

(j) a breach by Debtor shall occur under any agreement, document or instrument (other than an agreement, document or instrument evidencing the lending of money), whether heretofore, now or hereafter existing between Debtor and any other Person and the effect of such breach will or is likely to have or create a material adverse change in the business, assets, liabilities, or financial or legal condition of Debtor;

(k) Debtor shall fail to make any payment due on any other obligation for borrowed money or shall be in breach of any agreement evidencing the lending of money and the effect of such failure or breach would be to permit the acceleration of any obligation, liability or indebtedness in excess of Twenty-Five Thousand Dollars ($25,000);

(l) Debtor shall directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of this Note;

(m) A Change of Control shall occur; or

(n) There shall have occurred, in the reasonable judgment of Holder a material adverse change in the business, assets, liabilities, or financial or legal condition of Debtor, which in the Holder’s reasonable judgment may adversely affect the ability of Debtor to perform its obligations hereunder.

6.2 Upon the occurrence of any Event of Default, Holder may, without notice to Debtor, (i) proceed to protect and enforce Holder’s rights by suit in equity, action at law, and/or other appropriate proceeding either for specific performance of any covenant, provision, or condition contained or incorporated by reference in this Note, or (ii) exercise any other remedy at law or in equity, and/or (iii) (unless there shall have occurred an Event of Default under Section 6.1(f), (g) or (h) hereof, in which case the unpaid principal balance of this Note, together with all accrued interest, shall automatically become due and payable) may, without notice to Debtor, declare all or any part of the unpaid principal amount of this Note then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Note shall become so due and payable without presentation, presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect. The rights and remedies of the Holder as provided herein shall be cumulative and concurrent, and may be pursued singly, successively, or together against Debtor and/or against any collateral, at the sole discretion of the Holder.

6

6.3 No waiver by the Holder of any right or remedy under this Note shall be effective unless in a writing signed by the Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Note shall operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by the Holder shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

6.4 Debtor hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional without regard to the liability of any other party or person and shall not in any manner be affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the holder hereof.

7. Miscellaneous.

7.1 Debtor hereby acknowledges and agrees to the installation of an automatic shut- off timer by Holder on any and all equipment purchased from Holder. Such automatic shut-off timer will have the capability to lock and make inoperable any and all equipment and prohibit Debtor from the operation or use of such equipment. Provided there is not an Event of Default by Debtor under this Note or the Purchase Agreement, Holder will, on the first Business Day of the month, provide Debtor will an access code to be entered into the automatic shut-off timer which will allow Debtor to operate and use the equipment for its designed purpose. Such access code will change each month. Holder will not provide the access code in the event Debtor is in default of this Note or the Purchase Agreement. Additionally, should an Event of Default under this Note or the Purchase Agreement occur after within the month, Holder may remotely change the access code, without notice of default, and thereby prohibit Debtor form the operation or use of such equipment. Upon the payment of this Note in full, Holder will remove the automatic shut-off timer. Debtor hereby waives any claim of tortious interference, trespass, or otherwise against Holder for Holder’s activation of the shut-off timer.

7.2 Subject to Section 7.5 hereof, whenever in this Note reference is made to Debtor and the Holder, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns and, in the case of the Holder, any future holder or holders of this Note. Debtor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Debtor.

7

7.3 This Note shall not be amended, supplemented or modified except pursuant to a writing signed by both Debtor and the Holder.

7.4 If at any time after the occurrence of and during the continuance of an Event of Default the Holder employs counsel for representation to enforce any and all rights or remedies of the Holder provided under this Note or available under law or in equity, all costs of collection and all such other costs and expenses (including, without limitation, reasonable attorneys’ fees and out-of-pocket costs of such attorneys) actually incurred by the Holder in connection herewith shall be part of the Obligations evidenced by this Note, payable by Debtor to the Holder on demand. Debtor shall also pay for the reasonable attorneys’ fees of the Holder in connection with any and all amendments, modifications, supplements and waivers executed and delivered pursuant hereto or in connection herewith.

7.5 This Note shall inure to the benefit of the Holder and its successors and assigns and heirs and legal beneficiaries and shall be binding upon Debtor; provided, however, Debtor may only assign its rights under this Note, upon the prior written consent of the Holder, which consent shall not unreasonably be withheld or delayed; provided, further, that Debtor shall, nevertheless, remain liable for all of its obligations hereunder.

7.6 If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

7.7 THIS NOTE SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND ENFORCED AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. THE PARTIES HERETO AGREE THAT ANY ACTION, CLAIM, CONTROVERSY, PROCEEDING, OR SUIT, WHETHER AT LAW OR AT EQUITY, AT ANY TIME ARISING UNDER OR IN CONNECTION WITH THIS NOTE MAY ONLY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN ST. JOSEPH COUNTY, INDIANA. EACH WAIVES ANY RIGHT EACH PARTY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO SUCH VENUE, AND DEBTOR UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND HEREBY CONSENTS TO ANY COURT ORDERED RELIEF.

7.8 This Note may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Fax signatures hereto shall be deemed as legally effective as a signed original.

[The Signature Pages to this Installment Promissory Note Immediately Follow]

8

IN WITNESS WHEREOF, the undersigned, have duly executed and delivered this Installment Promissory Note as of November 18, 2022.

DEBTOR:	MANGOCEUTICALS, INC.

	By:	/s/ Jacob Cohen
Jacob Cohen, CEO

9